IN THE ELEVENTH JUDICIAL CIRCUIT COURT
                                          IN MIAMI-DADE COUNTY, FLORIDA

                                          GENERAL JURISDICTION DIVISION

                                          CASE NO.

In Re:

MORTGAGE.COM, INC.

                  Assignor,

TO:                                             NOTICE OF ASSIGNMENT

LEWIS B. FREEMAN,

                  Assignee.
---------------------------------/


TO CREDITORS AND OTHER INTERESTED PARTIES:

         PLEASE TAKE NOTICE that on December 14, 2000, a petition commencing an assignment for the benefit of creditors pursuant to Chapter 727, Florida Statutes, made by Mortgage.com, Inc., Assignor, with its principal place of business at 7900 Red Road #23, South Miami, Florida 33143 to Lewis B. Freeman, Assignee, whose address is 3250 Mary Street, Coconut Grove, Florida 33133.

         YOU ARE HEREBY further notified that in order to receive any dividend in this proceeding you must file a proof of claim with the assignee or his attorney on or before April 13, 2001.

         DATED December 14, 2001.

Mr. Lewis B. Freeman, Assignee         MARKOWITZ, DAVIS, RINGEL & TRUSTY, P.A.
3250 Mary Street                       Two Datran Center, Suite 1225
Coconut Grove, Florida 33133            9130 South Dadeland Boulevard
                                        Miami, Florida 33156


                                        By:   /s/ Candis Trusty
                                           -------------------------------------
                                                 CANDIS TRUSTY
                                                 Florida Bar No.  335101